NEWS RELEASE

Current Technology’s Celevoke Announces the Expansion of its Sales and Marketing Efforts to Increase Customer Acquisition in New Markets

VANCOUVER, British Columbia – October 6, 2008 – Current Technology Corporation (OTCBB: CRTCF) today reported  its 56% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) has expanded  its sales and marketing efforts, with the objective of driving sales in both new and existing markets. During the past week, the sales force was increased by 300% and The Mitchell Group Consulting of Austin, Texas was embraced as marketing agency of record. Current Technology CEO Robert Kramer said, “The return on investment (ROI) for Celevoke customers in monitoring and managing their vehicles and valuable equipment in such a challenging economy is gaining momentum, and we are enhancing our team to meet anticipated demand.”

Rob Shirley, Celevoke EVP of Sales, Marketing and Business Development stated, “The very reason I joined Celevoke was because I see the tremendous benefit of applying GPS and cellular technologies to real-time asset tracking. These capabilities can provide customers an unprecedented level of visibility into their assets around the world. In a further product release scheduled for beta testing in November 2008, Celevoke plans to provide not only location based information but also analytics on exactly how equipment is performing. These innovations will enable even greater economic benefits such as fuel cost savings by limiting vehicle idling in the field. Our focus today is to build out the sales and marketing arm of the company to rapidly increase customer adoption of our unique solutions.”

Janet M. Mitchell CEO of The Mitchell Group Consulting said, “Celevoke has a big opportunity to bring its affordable technology to an increasing number of target segments. The Mitchell Group Consulting is pleased to be selected as agency of record and support Celevoke as they realize their aggressive growth plans.”

“The Celevoke team is now in place,” concluded Current Technology’s Kramer. “We will be announcing further developments later this week which we believe should have an immediate impact on sales.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696